Exhibit 99.01

7000 Cardinal Place

Dublin,OH 43017

www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola (614) 757-3690 jim.mazzola@cardinal.com	Investors:	Jason Strohm (614) 757-7542 jason.strohm@cardinal.com

CARDINAL HEALTH ANNOUNCES PLANS TO SELL

$1.8 BILLION PHARMACEUTICAL TECHNOLOGIES AND SERVICES SEGMENT

Businesses comprise the leading provider of contract manufacturing, development and packaging services for the pharmaceutical and biotechnology industries

Board approves additional $1 billion share repurchase, bringing total authorization to $3 billion

DUBLIN, Ohio, Nov. 30, 2006 — Cardinal Health, the leading provider of products and services supporting the health-care industry, today announced plans to divest its Pharmaceutical Technologies and Services (PTS) segment, a business that manufactures or packages 100 billion doses of medication every year for pharmaceutical and biotech firms, employs approximately 10,000 at more than 30 facilities worldwide and generates $1.8 billion in revenue.

The company said the decision was made to focus Cardinal Health’s capabilities and resources to better serve health-care provider customers, such as hospitals and pharmacies.

“In the coming years, Cardinal Health will focus more on our products and services that help providers improve the safety and productivity of health care,” said R. Kerry Clark, president and chief executive officer of Cardinal Health. “While synergies clearly exist between PTS and our other businesses, we believe there is greater customer and shareholder value in the expansion of our supply-chain and medical and clinical products businesses domestically and internationally. These segments align with our core competencies and customers, and we see significant opportunities for future growth and improved return on capital.”

The company expects to use the proceeds to repurchase Cardinal Health shares. In anticipation, the board has initially authorized an additional $1 billion, bringing the company’s total repurchase authorization to $3 billion for fiscal 2007 and 2008. To date in fiscal 2007, the company has purchased approximately $500 million in shares and plans to complete a total of $1.5 billion by the end of fiscal 2007. Cardinal Health will also continue to invest in organic growth and tuck-in acquisitions to strengthen existing product and service offerings.

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Cardinal Health announces plans to sell $1.8 billion Pharmaceutical Technologies and Services segment

Cardinal Health will retain Martindale and Beckloff Associates, two businesses that support the generic pharmaceutical market. Martindale develops generic, intravenous medicine that is complementary to Cardinal Health’s hospital business and generics strategy. Beckloff provides regulatory consulting services, including for Cardinal Health generic products. Combined, these businesses have approximately 400 employees at two primary locations in the United States and United Kingdom.

PTS is the leading contract manufacturing and service provider for the pharmaceutical industry. As a standalone company excluding Martindale and Beckloff, Cardinal Health estimates the business would generate in excess of $300 million in earnings before interest, taxes, depreciation and amortization1. Among its core offerings, it develops and manufactures oral and sterile medication in nearly all dosage forms, and holds patents for softgel and Zydis® fast-dissolve technologies used in many popular prescription and over-the-counter medicine. The segment is also the largest contract packager of pharmaceuticals.

Outlook

Cardinal Health said there would have been no change to its fiscal 2007 earnings per share (EPS) guidance had it not made the decision to sell PTS. However, based on the decision, results for PTS will be treated as discontinued operations in its financial statements, and the company issued new, consolidated EPS guidance for fiscal 2007. Non-GAAP diluted EPS from continuing operations2 for fiscal 2007 is now expected to be in the range of $3.25 to $3.40. All growth goals for the four remaining segments are unchanged from previous communications.

Excluding the impact of any proceeds from the PTS divestiture, Cardinal Health reaffirmed its long-term financial goal of 12 percent to 15 percent growth in non-GAAP diluted EPS from continuing operations, and expects to be within that range for fiscal 2008. Depending on the timing of the divestiture, the company expects proceeds from the transaction should further add materially to fiscal 2008 EPS growth.

The company also expects each of its four remaining segments to perform within or above the previously announced long-term earnings goals in fiscal 2008.

(Cardinal Health’s updated financial goals are posted to the Investor page at www.cardinalhealth.com).

Conference Call

Cardinal Health will host a conference call and webcast at 11 a.m. Eastern Standard Time (EST) to discuss today’s announcement. To access the call, go to the Investor page at www.cardinalhealth.com. The conference call may also be accessed by calling 617-597-5380, conference passcode 38736701. An audio replay is expected to be available until 11 p.m. on Dec. 7 at 617-801-6888, passcode 38571891. A transcript and audio replay will also be available at www.cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is an $81 billion, global company serving the health-care industry with a broad portfolio of products and services. Through its diverse offerings, Cardinal Health delivers health-care solutions that help customers reduce their costs, improve safety and productivity, and deliver better care to patients. The company manufactures, packages and distributes pharmaceuticals and medical supplies, offers a range of clinical services and develops automation products that improve the management and delivery of supplies and medication for hospitals, physician offices and pharmacies. Ranked No. 19 on the

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Cardinal Health announces plans to sell $1.8 billion Pharmaceutical Technologies and Services segment

Fortune 500, Cardinal Health employs more than 55,000 people on six continents. More information about the company may be found at www.cardinalhealth.com.

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1Earnings before interest, taxes, depreciation and amortization for the PTS standalone business: Earnings before interest, taxes, depreciation and amortization for the PTS standalone business is a non-GAAP financial measure estimated as fiscal 2007 forecasted operating earnings for the PTS standalone business of approximately $195 million plus fiscal 2007 forecasted depreciation and amortization for the PTS standalone business of approximately $110 million.

2Non-GAAP diluted EPS from continuing operations: Earnings from continuing operations excluding special items and impairment charges and other, both net of tax, divided by diluted weighted average shares outstanding. The Company is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most comparable forward-looking GAAP measure because the Company cannot reliably forecast special items and impairment charges and other, which are difficult to predict and estimate and are primarily dependent on future events. The unavailable reconciling items could significantly impact the Company’s future earnings.

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: competitive pressures in its various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by or settlement discussions with any regulatory authority or any legal and administrative proceedings, including shareholder litigation; uncertainties related to divesting the PTS segment, including uncertainties as to the amount of proceeds and timing; the costs, difficulties and uncertainties related to the integration of acquired businesses; with respect to future share repurchases, the approval of the board of directors, which is expected to consider Cardinal Health’s then-current stock price, earnings, cash flows, financial condition and prospects as well as alternatives available to Cardinal Health at the time any such action is considered; and general economic and market conditions. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.